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                                          Registration Statement No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933

                                      UICI
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   75-2044750
       (State or other jurisdiction of                      (IRS Employer
       incorporation or organization)                    Identification No.)

             4001 MCEWEN DRIVE,
                 SUITE 200,
                DALLAS, TEXAS                                   75244
  (Address of principal executive offices)                   (Zip Code)


                      UICI 1998 EMPLOYEE STOCK OPTION PLAN
                       UICI 1998 AGENTS' STOCK OPTION PLAN
                            (Full title of the Plan)

                                      UICI
       Vernon R. Woelke, 4001 McEwen Drive, Suite 200, Dallas, Texas 75244
                     (Name and address of agent for service)

   Telephone number, including area code of agent for service: (972) 392-6700

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                        Proposed               Proposed
        Title of                                        Maximum                Maximum
       Securities                Amount                 Offering               Aggregate              Amount of
         To be                    To be                  Price                 Offering             Registration
       Registered           Registered (1)(3)        Per share (2)             Price (2)               Fee (2)
       ----------           -----------------        -------------            -----------           ------------
     Common Stock,              4,000,000                $15.00               $60,000,000           $  16,680.00
    $0.01 par value

====================================================================================================================================

(1) In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar transaction affecting the common stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), on the basis of the exercise price being $15.00 per share.

(3) 2,000,000 shares to be registered pursuant to UICI 1998 Employee Stock Option Plan and 2,000,000 shares pursuant to UICI 1998 Agents' Stock Option Plan.


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                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) Annual report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

         (c) Form 8-A for registration of certain classes of securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 as filed on April 22, 1999, which contains a description of the Registrant's Common Stock, $0.01 par value.

         In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date hereof, and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.        INTEREST OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements and schedules of UICI appearing in UICI's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VIII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the registrant to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant has an insurance policy


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covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933 as amended.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.        EXHIBITS

         4(i)(a) Certificate of Incorporation, as amended

         4(i)(b) Restated By-Laws, as amended (filed as Exhibit 3.2 to the Form
                 10-Q dated March 31, 1998, filed on May 14, 1998, File No. 0-14320 and incorporated herein by reference).

         5(i)    Opinion of Counsel regarding legality of securities.

         23      Auditors' Consent.

         24      Power of attorney.

ITEM 9.  UNDERTAKINGS

A.       Updating Disclosure

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date if the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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Provided, however that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Exchange Act Documents.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas.

                                                     UICI

                              By             /s/ GREGORY T. MUTZ
                                ------------------------------------------------
                                                 Gregory T. Mutz,
                                         President and Chief Executive Officer
Date August 13, 1999

Pursuant to the requirements of Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                                   SIGNATURE                                          DATE
                                   ---------                                          ----
            -------------------------------------------------------
                               Ronald L. Jensen
                      Chairman of the Board and Director

                               GREGORY T. MUTZ*                                  August 13, 1999
            -------------------------------------------------------
                               Gregory T. Mutz,
                President, Chief Executive Officer and Director

                              RICHARD J. ESTELL*                                 August 13, 1999
            -------------------------------------------------------
                               Richard J. Estell
                     Director and Executive Vice President

                             /s/ WILLIAM P. BENAC                                August 13, 1999
            -------------------------------------------------------
                               William P. Benac,
              Executive Vice President (Chief Financial Officer)

                             /s/ VERNON R. WOELKE                                August 13, 1999
            -------------------------------------------------------
                               Vernon R. Woelke,
                     Treasurer (Chief Accounting Officer)

                              RICHARD T. MOCKLER*                                August 13, 1999
            -------------------------------------------------------
                              Richard T. Mockler,
                                   Director

                             GEORGE H. LANE, III*                                August 13, 1999
            -------------------------------------------------------
                              George H. Lane, III
                                   Director

                               STUART D. BILTON*                                 August 13, 1999
            -------------------------------------------------------
                               Stuart D. Bilton
                                   Director

                            PATRICK J. MCLAUGHLIN*                               August 13, 1999
            -------------------------------------------------------
                             Patrick J. McLaughlin
                                   Director

        *By:                    /s/ GLENN W. REED                                August 13, 1999
            -------------------------------------------------------
                                    Glenn W. Reed
                                 (Attorney-in-Fact)



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                                  EXHIBIT INDEX


         4(i)(a)  Certificate of Incorporation, as amended.

         4(i)(b) Restated By-Laws, as amended, filed as Exhibit 3.2 to the Form 10-Q dated March 31, 1998, filed on May 14, 1998,
                  File No. 0-14320.

         5(i)     Opinion of Counsel regarding legality of securities.

         23       Auditors' Consent.

         24       Power of attorney.